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                                                                   EXHIBIT 10.26

                               CELL ROBOTICS, INC.
                             DISTRIBUTION AGREEMENT

This AGREEMENT is made this 3rd day of January, 2000 by and between CELL ROBOTICS, INC., a corporation organized under the laws of the State of New Mexico having its principal place of business at 2715 Broadbent Parkway, NE, Albuquerque, New Mexico 87107 (hereinafter referred to as "CELL ROBOTICS") and Meiwa Shoji Co., Ltd. (hereinafter referred to as "DISTRIBUTOR"), a corporation with its principal place of business at 2-4-25 Sentai, Sumiyoshi-ku, Osaka, 558-0047 JAPAN.

The parties hereto agree as follows:

1.0      APPOINTMENT

         1.1 Subject to the limitations contained in this AGREEMENT, CELL ROBOTICS hereby appoints the DISTRIBUTOR as the exclusive DISTRIBUTOR for all PRODUCTS of Cell Robotics in the specified TERRITORY. This AGREEMENT pertains to distribution throughout, but not outside, the country of JAPAN, hereinafter referred to as the TERRITORY. This AGREEMENT initially pertains to CELL ROBOTICS' product line known as the Cell Robotics, Inc. Workstation, LaserTweezers Workstation, LaserScissors Workstation, Microscope Workstation and its options and accessories (the PRODUCTS) as specified in Exhibit A.

         1.2 CELL ROBOTICS' sales of its PRODUCTS to United States government agencies and international agencies, such as United Nations agencies, which may then place the PRODUCTS in the TERRITORY, incur no obligation to the DISTRIBUTOR. However, CELL ROBOTICS may ask DISTRIBUTOR to install or service instruments sold to these agencies for a reasonable fee and DISTRIBUTOR agrees to honor any such request.

         1.3 CELL ROBOTICS shall not knowingly ship its PRODUCTS to a customer which it knows has a regular scientific or medical PRODUCTS distribution in the TERRITORY. DISTRIBUTOR shall not knowingly sell to customers outside the same TERRITORY or to customers for export.

1.4 Should other than CELL ROBOTICS or its subsidiary companies ship any of CELL ROBOTICS' PRODUCTS into the TERRITORY, without CELL ROBOTICS' knowledge, CELL ROBOTICS shall have no responsibility or obligations to DISTRIBUTOR for sales of such PRODUCTS in the TERRITORY.

2.0      DISTRIBUTOR'S ACTIVITIES AND RESPONSIBILITIES

2.1 The DISTRIBUTOR shall diligently promote the sale of CELL ROBOTICS' PRODUCTS in the TERRITORY, maintain at all times a sales and office force adequate to meet market needs.

2.3 DISTRIBUTOR shall not divulge any information with respect to CELL ROBOTICS' business except as may be necessary to carry on its activities under the AGREEMENT. This obligation shall survive any termination or expiration of this AGREEMENT.

2.4      All expenses incurred by DISTRIBUTOR are to be paid by DISTRIBUTOR.


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2.5      DISTRIBUTOR shall not remove, change or add to labels associated with the PRODUCTS except with prior written approval of supplier. DISTRIBUTOR shall have no rights under this AGREEMENT to any trademarks or trade names of CELL ROBOTICS. DISTRIBUTOR agrees to use advertisements and promotional material containing CELL ROBOTICS' trademarks only after prior written approval of CELL ROBOTICS. DISTRIBUTOR agrees that CELL ROBOTICS shall own the copyright in any advertising and promotional material given to DISTRIBUTOR by CELL ROBOTICS and all translations, and DISTRIBUTOR shall so mark all such materials.

2.6 DISTRIBUTOR shall submit to CELL ROBOTICS a projected sales forecast for the first twelve (12) months following the effective date of this AGREEMENT, and submit annual updates based on the DISTRIBUTORS realistic marketing information. DISTRIBUTOR will be committed to establish a minimum quota based on the annual forecast. In the first year of the AGREEMENT, the quota shall be a minimum of three (3) sales. Failure to meet quota could serve as cause for CELL ROBOTICS to dissolve the agreement for reason of non-performance. DISTRIBUTOR shall have the option, but not be required, to purchase CELL ROBOTICS' PRODUCTS during the period this AGREEMENT is in force.

2.7      DISTRIBUTOR further agrees to do all of the following:

         a. Assign at least one person who shall be responsible for the sales, applications support and service management of CELL ROBOTICS' PRODUCTS;

         b. After an initial sales and service training that shall be mostly provided by CELL ROBOTICS (see 3.1 and 3.2 below), ensure at DISTRIBUTOR's own expense the availability of trained sales and service staff for effective marketing of CELL ROBOTICS' PRODUCTS in the TERRITORY;

         c. Assist CELL ROBOTICS to obtained PRODUCT clearance validation as may be required by agencies in the TERRITORY in respect of CELL ROBOTICS' PRODUCTS, and, in such event that the parties may agree to add further PRODUCTS, to take such action in respect of these further PRODUCTS;

         d. DISTRIBUTOR shall be responsibie for all instrument installations that follow the sales and service training.

3.0  CELI ROBOTICS' ACTIVITIES AND RESPONSIBILITIES

3.1 CELL ROBOTICS shall be responsible for one (1) sales, applications support and service training course in Albuquerque, New Mexico or other designated site. Only the training course, materials, hotel and meals are included. Air fare, transportation and other expenses are not included, and shall be the responsibility of the DISTRIBUTOR.

3.2 CELL ROBOTICS shall sell its PRODUCTS to DISTRIBUTOR at the pre-set negotiated list price established by CELL ROBOTICS, which shall be subject to change at any time on ninety days notice. Notification shall normally be by new price sheets, or other price notifications sent to the DISTRIBUTOR. DISTRIBUTOR shall not be entitled to receive any commissions on sales of PRODUCTS that it purchases for its own account. Discounts for CELL ROBOTICS' PRODUCTS for the DISTRIBUTOR shall be 25% off the published International Price List.

3.3 With respect to government tenders or bids, DISTRIBUTOR shall follow the instructions of CELL ROBOTICS in connection with each tender or bids, DISTRIBUTOR shall follow the instructions of CELL ROBOTICS in connection with each tender or bid for which DISTRIBUTOR seeks confirmation of PRODUCT availability or price protection.


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3.4      CELL ROBOTICS shall use all reasonable efforts to fill any order of
         DISTRIBUTOR but shall have no responsibility to DISTRIBUTOR by reason of any delay or failure to deliver caused by stock shortages, transit accidents, strikes, acts of God, severe weather, or other events beyond the control of CELL ROBOTICS.

3.5 CELL ROBOTICS shall not be responsible for accepting returns of any of its PRODUCTS except in the event wrong items are delivered or products do not meet quoted specifications for each order

3.6 CELL ROBOTICS shall provide regular technical and marketing updates plus technical assistance from its Albuquerque, New Mexico headquarters.

4.0      DELIVERY

4.1 Delivery of CELL ROBOTICS' PRODUCTS to customers shall be F.O.B. at CELL ROBOTICS' warehouse facility.

         5.0      PAYMENT

5.1 Unless otherwise agreed for a particular shipment, payment shall be net 30 days upon delivery of the product or by confirmed irrevocable letter of credit or cash against documents. Payment terms shall always be at CELL ROBOTICS' sole discretion.

5.2      A letter of credit must:

         a. Be confirmed by commercial U.S. bank or U.S. agency of domestic U.S. bank;

         b.       Allow transshipments;

         c.       Be preferably a site draft;

         d.       All opener's account fees to be paid by DISTRIBUTOR;

         e.       U.S. bank fees to collect the money shall be paid by CELL
                  ROBOTICS;

6.0      WARRANTY

6.1      CELL ROBOTICS shall give its limited instrument warranty as follows:

         a.       FOR AN INSTRUMENT WHICH IS FOUND TO BE FAULTY WITHIN NINETY
                  (90) DAYS OF ITS INITIAL RECEIPT BY DISTRIBUTOR AND PRIOR TO DELIVERY TO A CUSTOMER BY DISTRIBUTOR OR AN APPROVED SUB-DISTRIBUTOR, CELL ROBOTICS SHALL REPLACE SUCH INSTRUMENT OR REPAIR AND RETURN IT AT ITS OWN EXPENSE, UPON CONFIRMATION TO CELL ROBOTICS' SATISFACTION THAT THE FAULT IS NOT DUE TO DAMAGE IN TRANSIT OR MISHANDLING;

         b. For instruments which fail during the period ending twelve months after delivery to DISTRIBUTOR, CELL ROBOTICS shall replace faulty parts free of charge.

6.2 CELL ROBOTICS gives no other warrant either express or implied. Any warranty which might be implied in law shall expire within the period of the express warranty. In no event shall CELL ROBOTICS be responsible for remote or consequential damages.

7.0      AUTHORIZATION

7.1 DISTRIBUTOR shall attend to any official notification or registration of this contract at its expense, including translation, and shall advise CELL ROBOTICS of full particulars of same.

8.0      DURATION


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8.1      Unless sooner terminated as set forth within, this AGREEMENT shall remain in full force and effect for an initial period of two years from its effective date. Provided the parties can agree, the AGREEMENT may be extended for additional two-year periods. If for any reason the business relations between the parties to this AGREEMENT shall continue without formal written renewal, such continuance shall not be deemed a renewal or extension and DISTRIBUTOR's appointment shall be subject to termination upon ninety-day written or telegraphic notice by either party to the other. In all other respects the terms and conditions would be identical to those previously agreed to in writing.

8.2 Should DISTRIBUTOR at any time during the period of this AGREEMENT discontinue business, be adjudged bankrupt, have a Receiver appointed in respect of its assets, or make a general assignment for the benefit of creditors, then in such event CELL ROBOTICS may at its option, terminate this AGREEMENT by giving thirty days notice in writing.

8.3 Should DISTRIBUTOR at any time during the period of this AGREEMENT fail to meet any of the agreed upon provisions of this AGREEMENT, then CELL ROBOTICS may at its option terminate this AGREEMENT by giving thirty
         (30) days notice in writing to DISTRIBUTOR, except that if DISTRIBUTOR shall correct the breach or default within the notice period, this AGREEMENT shall remain in force.

8.4 Should CELI ROBOTICS at any time during the period of this AGREEMENT fail to make timely delivery of its PRODUCTS, or other wise fail to meet any of the agreed upon provisions of this AGREEMENT, then DISTRIBUTOR may at its option terminate this AGREEMENT by giving thirty days notice in writing to CELL ROBOTICS, except that if CELL ROBOTICS shall correct the breach or default within the notice period, this AGREEMENT shall remain in force.

8.5 NEITHER PARTY SHALL BE LIABLE TO THE OTHER BECAUSE OF THE TERMINATION OR NON-RENEWAL OF THIS AGREEMENT, FOR COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF COMMISSION ON ANTICIPATED ORDER, PRESENT OR PROSPECTIVE, OR ON ACCOUNT OF EXPENDITURES, INVESTMENTS, LEASES OR COMMITMENT IN CONNECTION WITH THE BUSINESS OR FOR ANY OTHER REASON. CELL ROBOTICS SHALL, SUBJECT TO OTHER TERMS AND CONDITIONS OF THIS AGREEMENT, HONOR PAID ORDERS TRANSMITTED TO CELL ROBOTICS PRIOR TO TERMINATION OR EXPIRATION.

8.6 Upon the termination or expiration of this AGREEMENT, DISTRIBUTOR shall immediately cease using all advertising matter and other printed matter in it possession or under its control containing any of the trade names or trademarks of CELL ROBOTICS whether or not registered in the TERRITORY. DISTRIBUTOR agrees not to do business under or use any of CELL ROBOTICS' trademark or trade names as part of its company name during the term of this AGREEMENT or following its expiration or termination.

9.0      NO AGENCY

9.1 THE RELATIONSHIP OF DISTRIBUTOR TO CELL ROBOTICS IS THAT OF AN INDEPENDENT CONTRACTOR. NOTHING CONTAINED IN THIS AGREEMENT SHALL BE DEEMED TO AUTHORIZE OR EMPOWER DISTRIBUTOR, ITS AGENTS OR EMPLOYEES, TO ACT AS AGENT FOR CELL ROBOTICS OR CONDUCT BUSINESS IN THE NAME, OR FOR THE ACCOUNT OF CELL ROBOTICS, OR OTHERWISE BIND IT IN ANY MANNER. DISTRIBUTOR SHALL, IN PARTICULAR, HAVE NO POWER TO ACT IN THE NAME OF CELL ROBOTICS BY AGREEING TO TERMS AND CONDITIONS OF SALES AND CLOSING SALES TRANSACTION.

10.0     NON-ASSIGNABLE AGREEMENT

10.1 This AGREEMENT is exclusive to DISTRIBUTOR and non-assignable and non-transferable. Any attempt by DISTRIBUTOR to assign or transfer rights or obligations


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         under this AGREEMENT shall be a breach by DISTRIBUTOR. This prohibition shall extend to any transfers of owner ship, sales of interest, or withdrawal or death of a proprietor or partner. In the event ownership of any controlling shareholder of DISTRIBUTOR changes, DISTRIBUTOR shall promptly notify CELL ROBOTICS, and CELL ROBOTICS may then terminate this AGREEMENT upon notice.

11.0     MISCELLANEOUS

11.1 All notices under this AGREEMENT shall be in writing. If to CELL ROBOTICS, it shall be sufficient for all purposes if delivered in person or sent by courier or registered mail to: 2715 Broadbent Parkway, NE, Albuquerque, New Mexico 87107 U.S.A.. If to DISTRIBUTOR, it shall be sufficient if delivered in person or sent by courier or registered mail to:

                              Meiwa Shoji Co., Ltd.
                          2-4-25 Sentai, Sumiyoshi-ku,
                             Osaka, 558-0047 JAPAN.

         A different address may be used by either party, provided that it has been specified in a notice to the other.

11.2 DISTRIBUTOR shall assist CELL ROBOTICS in obtaining all documents necessary for importation of CELL ROBOTICS' PRODUCTS in to the TERRITORY.

11.3 The headings used herein are for ease of reference only and not to be used in interpretation or construction of this AGREEMENT.

11.4 The provisions of this AGREEMENT shall not be extended, varied, changed, modified or supplemented other than by AGREEMENT in writing signed by both CELL ROBOTICS and DISTRIBUTOR. There are no terms or conditions, representations or understandings except as set forth within this AGREEMENT.

11.5 This AGREEMENT shall be governed by the laws of the State of New Mexico, U.S.A. The English version shall control all interpretation and construction of this AGREEMENT.

11.6 This AGREEMENT and attached exhibit (A) represent the entire understanding of the parties with respect to the purchase, marketing, and sale by DISTRIBUTOR of the PRODUCTS. All prior understandings and AGREEMENTs between the parties are merged herein. This AGREEMENT may not be modified in any respect except in writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have cause this AGREEMENT to be duly executed the day and year first above written.

MEIWA SHOJI, CO., Ltd.:

By:   /s/ Tetsuro Kiso                                  January 31, 2000
      ----------------------------
Printed Name: Tetsuro Kiso
              --------------------
Title: President & CEO
       ---------------------------

CELL ROBOTICS, INC.

By:   /s/ Ronald K. Lohrding                            March 1, 2000
      ----------------------------
      Ronald K. Lohrding, Ph.D.
      President and CEO